                                                                      Exhibit 99

Undertakings


(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference,

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference, and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(c) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan, who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                      Schedule I

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUMMARY OF INVESTMENTS--OTHER THAN INVESTMENTS IN RELATED PARTIES
As of December 31, 1997

(in thousands)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           Amount at
                                                                                                                         which shown
                                                                                                                              in the
                                                                                                                             Balance
Type of Investment                                                                  Cost*              Value                   Sheet
====================================================================================================================================
Fixed maturities:
  Bonds:
    United States Government and government agencies
      and authorities                                                        $  1,331,075          $ 1,450,881          $  1,450,018
    States, municipalities and political subdivisions                          18,595,100           19,771,734            18,937,245
    Foreign governments                                                         8,730,451            9,004,582             9,004,546
    Public utilities                                                            2,861,864            3,083,929             3,083,929
    All other corporate                                                        18,279,799           18,850,917            18,850,917
------------------------------------------------------------------------------------------------------------------------------------
  Total bonds                                                                  49,798,289           52,162,043            51,326,655
  Preferred stocks                                                                239,331              530,705               239,331
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                                         50,037,620           52,692,748            51,565,986

Equity securities:
  Common stocks:
    Public utilities                                                              157,713              201,714               201,714
    Banks, trust and insurance companies                                          750,658            1,153,918             1,153,918
    Industrial, miscellaneous and all other                                     3,717,062            3,853,642             3,853,642
------------------------------------------------------------------------------------------------------------------------------------
  Total common stocks                                                           4,625,433            5,209,274             5,209,274
  Non-redeemable preferred stocks                                                 138,412              138,745               138,745
------------------------------------------------------------------------------------------------------------------------------------
Total equity securities                                                         4,763,845            5,348,019             5,348,019
------------------------------------------------------------------------------------------------------------------------------------

Mortgage loans on real estate, policy and collateral loans                      7,919,764            7,966,673             7,919,764
Financial services assets:
  Flight equipment primarily under operating leases, net of
    accumulated depreciation                                                   14,438,074                   --            14,438,074
  Securities available for sale, at market value                                9,145,244            9,145,317             9,145,317
  Trading securities, at market value                                                  --            3,974,561             3,974,561
  Spot commodities, at market value                                                    --              459,517               459,517
  Unrealized gain on interest rate and currency swaps,
    options and forward transactions                                                   --            7,422,290             7,422,290
  Trading assets                                                                6,715,486                   --             6,715,486
  Securities purchased under agreements to resell, at contract value            4,551,191                   --             4,551,191
Other invested assets                                                           4,681,423                   --             4,681,423
Short-term investments, at cost (approximates market value)                     3,332,542                   --             3,332,542
------------------------------------------------------------------------------------------------------------------------------------
Total investments                                                            $105,585,189                   --          $119,554,170
====================================================================================================================================

* Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discounts.

                                                                     Schedule II
AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
BALANCE SHEET -- PARENT COMPANY ONLY

(in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
December 31,                                                                                              1997                 1996
===================================================================================================================================
Assets:
  Cash                                                                                             $     4,110          $       676
  Short-term investments                                                                                   573                   13
  Invested assets                                                                                      584,513              305,895
  Carrying value of subsidiaries and partially-owned companies, at equity                           24,476,844           22,194,522
  Premiums and insurance balances receivable-net                                                        61,521               37,880
  Other assets                                                                                         270,181              615,716
-----------------------------------------------------------------------------------------------------------------------------------
      Total assets                                                                                 $25,397,742          $23,154,702
-----------------------------------------------------------------------------------------------------------------------------------
Liabilities:
  Insurance balances payable                                                                       $   204,479          $   148,477
  Due to affiliates-net                                                                                229,917              467,140
  Medium term notes payable                                                                            248,225              140,000
  Zero coupon notes                                                                                     91,179               81,761
  Italian Lire bonds                                                                                   159,067              159,067
  Other liabilities                                                                                    463,748              114,033
-----------------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                                          $ 1,396,615          $ 1,110,478
-----------------------------------------------------------------------------------------------------------------------------------
Capital funds:
  Common stock                                                                                     $ 1,897,804          $ 1,265,210
  Additional paid-in capital                                                                           105,689              127,415
  Unrealized appreciation of investments, net of taxes                                               1,350,182            1,378,318
  Cumulative translation adjustments, net of taxes                                                  (1,178,041)            (493,218)
  Retained earnings                                                                                 22,920,991           20,420,881
  Treasury stock                                                                                    (1,095,498)            (654,382)
-----------------------------------------------------------------------------------------------------------------------------------
        Total capital funds                                                                         24,001,127           22,044,224
-----------------------------------------------------------------------------------------------------------------------------------
        Total liabilities and capital funds                                                        $25,397,742          $23,154,702
===================================================================================================================================


STATEMENT OF INCOME--PARENT COMPANY ONLY

(in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                                 1997               1996               1995
====================================================================================================================================
Agency income                                                                     $       145        $       484        $     1,561
Financial services income                                                             105,897            227,242            119,541
Dividend income from consolidated subsidiaries:
  Cash                                                                              1,458,676          1,141,468            728,825
Dividend income from partially-owned companies                                         21,973              7,159              1,232
Equity in undistributed net income of consolidated subsidiaries
  and partially-owned companies                                                     2,340,991          1,900,389          1,901,252
Other income (deductions)-net                                                        (302,249)           (80,989)           (76,537)
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                          3,625,433          3,195,753          2,675,874
Income taxes                                                                          293,098            298,496            165,491
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                        $ 3,332,335        $ 2,897,257        $ 2,510,383
====================================================================================================================================

                                                                     Schedule II
AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(continued)
STATEMENT OF CASH FLOWS--PARENT COMPANY ONLY

(in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                                       1997            1996            1995
====================================================================================================================================
Cash flows from operating activities:
  Net income                                                                            $ 3,332,335     $ 2,897,257     $ 2,510,383
------------------------------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Non-cash revenues, expenses, gains and losses included in income:
    Equity in undistributed net income of consolidated subsidiaries and
      partially-owned companies                                                          (2,340,991)     (1,900,389)     (1,901,252)
    Change in premiums and insurance balances receivable and payable-net                     32,361          22,310          20,142
    Change in cumulative translation adjustments                                             40,904          65,427          18,196
    Other-net                                                                               400,794        (293,680)       (402,841)
------------------------------------------------------------------------------------------------------------------------------------
    Total adjustments                                                                    (1,866,932)     (2,106,332)     (2,265,755)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                 1,465,403         790,925         244,628
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchase of investments                                                                   (10,251)           (300)        (15,400)
  Sale of investments                                                                            --          34,343             395
  Change in short-term investments                                                             (560)         10,146          (9,090)
  Change in collateral and guaranteed loans                                                (236,434)          2,000          15,000
  Contributions to subsidiaries and investments in partially-owned companies               (700,223)       (292,069)        (68,398)
  Other-net                                                                                  (4,097)        (94,099)           (135)
------------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                      (951,565)       (339,979)        (77,628)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Change in medium term notes                                                               108,225          25,000         (40,000)
  Proceeds from common stock issued                                                          36,568          23,013          20,519
  Change in loans payable                                                                    43,844         150,700          17,680
  Cash dividends to shareholders                                                           (199,631)       (174,115)       (153,572)
  Acquisition of treasury stock                                                            (507,707)       (493,872)        (17,646)
  Other-net                                                                                   8,297          18,862           6,104
------------------------------------------------------------------------------------------------------------------------------------
Net cash used in financing activities                                                      (510,404)       (450,412)       (166,915)
------------------------------------------------------------------------------------------------------------------------------------
Change in cash                                                                                3,434             534              85
Cash at beginning of year                                                                       676             142              57
------------------------------------------------------------------------------------------------------------------------------------
Cash at end of year                                                                     $     4,110     $       676     $       142
====================================================================================================================================

NOTES TO FINANCIAL STATEMENTS--PARENT COMPANY ONLY

(1) Agency operations conducted in New York through the North American Division of AIU are included in the financial statements of the parent company.
(2) Certain accounts have been reclassified in the 1996 and 1995 financial statements to conform to their 1997 presentation.
(3) "Equity in undistributed net income of consolidated subsidiaries and partially-owned companies" in the accompanying Statement of Income--Parent Company Only--includes equity in income of the minority-owned insurance operations.
(4)   See also Notes to Consolidated Financial Statements.

                                                                    Schedule III
AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
As of December 31, 1997, 1996 and 1995 and for the years then ended


(in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
                                 Reserves for
                                   Losses and                                                            Losses and  Amortization
                       Deferred          Loss       Reserve        Policy                                      Loss   of Deferred
                         Policy      Expenses,          for           and                         Net      Expenses        Policy
                    Acquisition Future Policy      Unearned      Contract       Premium    Investment      Incurred,  Acquisition
Segment                   Costs   Benefits(a)      Premiums      Claims(b)      Revenue        Income      Benefits       Costs(c)
===================================================================================================================================
1997
  General insurance $ 1,637,211   $33,400,160   $ 8,739,006   $        --   $12,421,040   $ 1,853,523   $ 9,356,219   $ 1,216,000
  Life insurance      4,955,295    24,502,005            --       794,604     9,925,639     2,896,469     8,811,198       631,463
-----------------------------------------------------------------------------------------------------------------------------------
                    $ 6,592,506   $57,902,165   $ 8,739,006   $   794,604   $22,346,679   $ 4,749,992   $18,167,417   $ 1,847,463
===================================================================================================================================
1996
  General insurance $ 1,415,849   $33,429,807   $ 7,598,928   $        --   $11,854,815   $ 1,690,798   $ 8,996,431   $ 1,180,138
  Life insurance      5,055,508    24,002,860            --       794,181     8,978,246     2,675,881     8,103,578       627,714
-----------------------------------------------------------------------------------------------------------------------------------
                    $ 6,471,357   $57,432,667   $ 7,598,928   $   794,181   $20,833,061   $ 4,366,679   $17,100,009   $ 1,807,852
===================================================================================================================================
1995
  General insurance $ 1,289,788   $33,046,717   $ 6,938,064   $        --   $11,405,731   $ 1,547,572   $ 8,659,835   $ 1,108,040
  Life insurance      4,477,785    20,864,635            --       708,878     8,038,150     2,264,905     7,088,034       620,487
-----------------------------------------------------------------------------------------------------------------------------------
                    $ 5,767,573   $53,911,352   $ 6,938,064   $   708,878   $19,443,881   $ 3,812,477   $15,747,869   $ 1,728,527
===================================================================================================================================

(in thousands)
-----------------------------------------------



                            Other           Net
                        Operating      Premiums
Segment                  Expenses       Written
===============================================
1997
  General insurance   $ 1,358,653   $13,407,529
  Life insurance        1,829,150            --
-----------------------------------------------
                      $ 3,187,803   $13,407,529
===============================================
1996
  General insurance   $ 1,228,462   $12,691,679
  Life insurance        1,633,875            --
-----------------------------------------------
                      $ 2,862,337   $12,691,679
===============================================
1995
  General insurance   $ 1,221,219   $11,893,022
  Life insurance        1,536,632            --
-----------------------------------------------
                      $ 2,757,851   $11,893,022
===============================================

(a) Reserves for losses and loss expenses with respect to the general insurance operations are net of discounts of $294 million, $62 million and $21 million for 1997, 1996 and 1995, respectively.
(b)   Reflected in insurance balances payable on the accompanying balance sheet.
(c) Amounts shown for general insurance segment exclude amounts deferred and amortized in the same period.

                                                                     Schedule IV
AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
REINSURANCE
As of December  31, 1997, 1996 and 1995 and for the years then ended

(dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Percent of
                                                                      Ceded             Assumed                              Amount
                                                                   to Other          from Other                 Net         Assumed
                                            Gross Amount          Companies           Companies              Amount          to Net
====================================================================================================================================
1997
Life insurance in-force                    $436,573,123        $ 50,924,412        $  1,242,877        $386,891,588             0.3%
====================================================================================================================================
Premiums:
  General insurance                        $ 17,096,848        $  5,334,526        $  1,645,207        $ 13,407,529            12.3%
  Life insurance                             10,191,376             286,139              20,402           9,925,639             0.2
------------------------------------------------------------------------------------------------------------------------------------
Total premiums                             $ 27,288,224        $  5,620,665        $  1,665,609        $ 23,333,168             7.1%
====================================================================================================================================
1996
Life insurance in-force                    $421,983,133        $ 36,887,659        $    815,650        $385,911,124             0.2%
====================================================================================================================================
Premiums:
  General insurance                        $ 16,696,419        $  5,627,453        $  1,622,713        $ 12,691,679            12.8%
  Life insurance                              9,226,821             261,142              12,567           8,978,246             0.1
------------------------------------------------------------------------------------------------------------------------------------
Total premiums                             $ 25,923,240        $  5,888,595        $  1,635,280        $ 21,669,925             7.5%
====================================================================================================================================
1995
Life insurance in-force                    $376,097,107        $ 34,779,331        $    239,787        $341,557,563             0.1%
====================================================================================================================================
Premiums:
  General insurance                        $ 16,357,919        $  6,002,098        $  1,537,201        $ 11,893,022            12.9%
  Life insurance                              8,234,425             207,272              10,997           8,038,150             0.1
------------------------------------------------------------------------------------------------------------------------------------
Total premiums                             $ 24,592,344        $  6,209,370        $  1,548,198        $ 19,931,172             7.8%
====================================================================================================================================